Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

ALPINE IMMUNE SCIENCES, INC.

at

$65.00 per share, net to the seller in cash, without interest thereon and subject to any applicable tax withholding

Pursuant to the Offer to Purchase dated April 22, 2024

by

ADAMS MERGER SUB, INC.

a wholly owned subsidiary

of

VERTEX PHARMACEUTICALS INCORPORATED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON MAY 17, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

April 22, 2024

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 22, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Adams Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Vertex”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Alpine Immune Sciences, Inc., a Delaware corporation (“Alpine”), at a purchase price of $65.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is Alpine’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF ALPINE UNANIMOUSLY RESOLVED TO RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $65.00 per Share.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated April 10, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Alpine, Vertex and Purchaser, pursuant to which, after consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Purchaser will merge with and into Alpine pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, with Alpine continuing as the surviving corporation and becoming a wholly owned subsidiary of Vertex (the “Merger”).

4. The board of directors of Alpine unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to, and in the best interests of Alpine and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by Alpine of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following the time at which Purchaser first irrevocably accepts for purchase the Shares tendered in the Offer and (iv) subject to the other terms and conditions of the Merger Agreement, resolved to recommend that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

5. The Offer and withdrawal rights will expire at the Expiration Time. The term “Expiration Time” means one minute past 11:59 P.M., Eastern Time, on May 17, 2024, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Merger Agreement, in which case the term “Expiration Time” means such subsequent time on such subsequent date.

6. The Offer and the Merger are not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

All Outstanding Shares of Common Stock

of

ALPINE IMMUNE SCIENCES, INC.

at

$65.00 per share, net to the seller in cash, without interest thereon and subject to any applicable tax withholding

Pursuant to the Offer to Purchase dated April 22, 2024

by

ADAMS MERGER SUB, INC.

a wholly owned subsidiary

of

VERTEX PHARMACEUTICALS INCORPORATED

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 22, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Adams Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Vertex”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Alpine Immune Sciences, Inc., a Delaware corporation (“Alpine”), at a purchase price of $65.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. In addition, the undersigned understands and acknowledges that:

1. Purchaser reserves the absolute right to (i) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in Purchaser’s opinion, be unlawful and (ii) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.

2. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction.

3. None of Purchaser, Vertex or any of their respective affiliates or assigns, Broadridge Corporate Issuer Solutions, LLC, in its capacity as the depositary and paying agent, Morrow Sodali LLC, in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)
Account No.:
Dated:
Please Print Name(s) and Address(es) Here
Area Code and Phone Number
Tax Identification Number or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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